                                                                     EXHIBIT 3.1

[STAMP]

                             ARTICLES OF INCORPORATION

                                        OF

                                   AUTOCAPITAL

      The undersigned, a natural person, over the age of twenty-one (21) years, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the laws of the State of Nevada, does hereby certify as follows:

                                   ARTICLE I

                                      NAME

      The name of the Corporation, hereinafter called the "Corporation" is:

                                  Autocapital


                                   ARTICLE II

                                   EXISTENCE

      The Corporation shall have perpetual existence.


                                   ARTICLE III

                               OBJECTS AND PURPOSES

      The purpose for which this Corporation is created is to conduct any lawful business or businesses for which corporations may be incorporated pursuant to the Nevada Corporation Code.


                                   ARTICLE IV

                                  CAPITAL STOCK

      1. NUMBER OF SHARES. The aggregate number of capital stock shares which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be common stock, $.001 par value, and Five Million (5,000,000) shares shall be preferred stock, $.001 par value.

      2. VOTING RIGHTS OF SHAREHOLDERS. Each voting shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote.

Cumulative voting shall NOT be allowed in the election of directors or for any other purpose.

      3. QUORUM. At all meetings of shareholders, one-half of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

      4. NO PREEMPTIVE RIGHTS. No shareholder of the Corporation shall have any preemptive or other rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

      5. SHAREHOLDER DISTRIBUTIONS. The Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of the State of Nevada.

      6. PREFERRED STOCK RIGHTS. The Board of Directors shall have the authority to divide the preferred shares into series and to fix by resolution the voting powers, designation, preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.


                                   ARTICLE V

                             DIRECTORS AND OFFICERS

      1. NUMBER OF DIRECTORS. The Board of Directors shall consist of as many members as the By-Laws shall prescribe, but in no event shall the number of directors be more than thirteen (13).

      2. INITIAL BOARD OF DIRECTORS. The names of those persons who shall constitute the Board of Directors of the Corporation for the first year of its existence or until their successors are duly elected and qualified are:

            Name                      Address
            ----                      -------
      Wayne D. Crismon                928 S. 41st Street
                                      Mesa, Arizona  85206

                                   ARTICLE VI

                       RESIDENT AGENT AND PRINCIPAL OFFICE

      The address of the initial principal office of the Corporation is 2250 E. Tropicana, Suite 19310, Las Vegas, Nevada 89119. The name of its initial resident agent at such address is Michael K. Hair.

      The Corporation may conduct all or part of its business in any other part of the State of Nevada, or any other State in the United States.


                                   ARTICLE VII

                           INDEMNIFICATION OF DIRECTORS

      1. ACTIONS, SUITES OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

     2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interests of the Corporation and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3. INDEMNIFICATION OF SUCCESSFUL PARTY. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise (including, without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this
Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under (1) or (2) of the Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) or (2) of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Cost, charges and expenses (including attorney's fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in paragraph (4) of this Article VII upon receipt of a written affirmation by the Director, Officer, employee or agent of his good faith belief that he has met the standard of conduct described in paragraphs
(1) or (2) of this Article VII, and an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     6. SETTLEMENT. If in any action, suit or proceeding, including any appeal, within the scope of (1) or (2) of this Article VII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

     7. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the Nevada Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Office, employee or agent or the obligations of the Corporation arising hereunder. This Article VII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

     9. SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

     10. AMENDMENT. The affirmative vote of at least two-thirds of the total votes eligible to be cast shall be required to amend, repeal, or adopt any provision inconsistent with, this Article VII. No amendment, termination or repeal of this Article VII shall affect or impair in any way the rights of any Director, Officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

     11. SUBSEQUENT LEGISLATION. If the Nevada Corporation Code is amended after adoption of these Articles to further expand the indemnification permitted to Directors, Officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Nevada Corporation Code, as so amended.

                                  ARTICLE VIII

                                  INCORPORATOR

         The name and address of the incorporator is:

                                Michael K. Hair
                             7407 E. Ironwood Court
                           Scottsdale, Arizona 85258

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1996.

                                                /s/ Michael K. Hair
                                                ---------------------------
                                                Michael K. Hair

                                  VERIFICATION

STATE OF ARIZONA        )
                        )  ss.
COUNTY OF MARICOPA      )

         I, Basil Hill, a Notary Public, hereby certify that on the 27th day of February, 1996, personally appeared before me Michael K. Hair, who, being by me first duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

         My commission expires:  My Commission Expires Aug. 10, 1999

         Witness my hand and official seal.

                                                /s/ Basil A Hill
                                                ---------------------------
                                                Notary Public

(SEAL)

                           CERTIFICATE OF ACCEPTANCE

         The undersigned, upon execution hereof, does hereby accept appointment as the Resident Agent for Autocapital in the State of Nevada. The address of Michael K. Hair is 2250 E. Tropicana, Suite 19310, Las Vegas, Nevada 89119.

                                                      /s/ Michael K. Hair
                                                      ------------------------
                                                      Michael K. Hair

[STAMP]

[STAMP]

                        NEVADA CORPORATE PLANNERS, INC.
              MAILING ADDRESS: P.O. BOX 28909, LAS VEGAS, NV 89126
                    PHONE: (702)367-7373 FAX: (702)220-6444

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (AFTER PAYMENT OF CAPITAL OR ISSUANCE OF STOCK)

         Nevada Corporate Planners, Inc., Incorporator, certifies that:

         1. Name of corporation: AUTOCAPITAL

         2. The articles have been amended as follows (provide article numbers, if available): Article III SHARES OF STOCK amended to read as follows:

         The total number of shares of authorized capital stock of the Corporation shall consist of 50 million (50,000,000) shares divided as follows: common stock of 45 million shares (45,000,000) at $0.001 par value and 5 million (5,000,000) shares of preferred stock at $0.001 par value.

         3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation.

         3. Signature(s):

            /s/ Whitaker B. Irvin
            -------------------------------------
            President or Vice President

            State of New Mexico            )
                                           )  ss.
            County of Dona Ana             )

         On July 27th, 1999, Whitaker B. Irvin, personally appeared before me, a Notary Public, Adela Guardado, who acknowledged that he executed the above instrument.

           [SEAL]

                                                 /s/ Adela Guardado
                                               -----------------------
                                                 Signature of Notary

[STAMP]





              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (AFTER ISSUANCE OF STOCK)


                                            AUTOCAPITAL
                                -------------------------------------
                                        (Name of Corporation)

        We the undersigned     C.A.R. Bongers                      and
                           --------------------------------------
                                President or Vice President

        G.J. Hietkamp                    of      Autocapital
      ----------------------------------    ---------------------
      (Secretary or Assistant Secretary)    (Name of Corporation)

      do hereby certify:

           That the Board of Directors of said corporation at a meeting duly convened, held on the 13 day of Aug., 1999, adopted a resolution
                                ---       -----
           to amend the original articles as follows:

           Article 1 is amended to read as follows
                  ---
      The name of the corporation is WAPRO GROUP, INC.


      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 28,000,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote therein.


                                        /s/ C.A.R. Bongers
                                        --------------------------------------
                                         (President or Vice President)
                                                                C.A.R. Bongers

                                        /s/ G.J. Hietkamp
                                        --------------------------------------
                                        (Secretary or Assistant Secretary)
                                                               G.J. Hietkamp


      Seen for legalisation by me, HENDRIK JACOB VAN WEEGHEL, civil law notary, practising in Doetinchem, The Netherlands, the signature on the other side of this page of Mr. Christiaan Alexander Raymond Bongers, residing at (7101 JL) Winterswijk, The Netherlands, Eelinkstraat 40, born in Apeldoorn, The Netherlands, on the twenty-third day of December nineteenhundred and seventy-two, married, holder of a Dutch passport numbered N16788115.

Signed in Doetinchem, The Netherlands, on the twentieth day of August nineteenhundred and ninety-nine.

                                          [Seal]

                            CERTIFICATE OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                                       OF
                                WAPRO GROUP, INC.

     Pursuant to Section 78.385 and Section 78.390, NEVADA REVISED STATUTES, the undersigned President and Secretary of WAPRO GROUP, INC., a Nevada corporation ("Corporation"), do hereby certify that the amendment provided for herein to change the name of the Corporation was adopted by the written consent of the shareholders of the Corporation pursuant to Section 78.320, NEVADA REVISED STATUTES, on the 1st day of July, 2000, after the Board of Directors of the Corporation adopted a resolution setting forth the amendment and declaring its advisability.

     Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

               The name of the corporation is ROYAL WATERLILY, INC.

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 28,000,000 and the said change and amendment has been consented to and approved by an affirmative vote of shareholders of the Corporation holding a majority of each class of stock outstanding and entitled to vote thereon.

     All other articles and provisions of the Articles of Incorporation of the Corporation shall remain the same.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on the 6th day of July, 2000.


                                              /s/ C. A. R. Bongers
                                              ---------------------------
                                                     C. A. R. Bongers
                                                     President


                                              /s/ G. J. Hietkamp
                                              ---------------------------
                                                     G. J. Hietkamp
                                                     Secretary

dr/